CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.


                                                                   EXHIBIT 10.13

                             COLLABORATION AGREEMENT

                                     Between

                          The Johns Hopkins University
                               Baltimore, MD 21287

                                       and

                        BioNumerik Pharmaceuticals, Inc.
                              San Antonio, TX 78229

                             COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (this "Agreement") is entered into effective as of November 19, 2001 by and between BioNumerik Pharmaceuticals, Inc., a Texas corporation ("BioNumerik" or the "Company") and The Johns Hopkins University, a Maryland corporation (the "Institution"). BioNumerik and the Institution, intending to be legally bound, agree as follows:

WHEREAS, the Institution and BioNumerik have previously established a joint research program in which BioNumerik and the Institution are collaborating on the discovery and development of novel therapeutic agents that modulate DNA methylation in cancer.

WHEREAS, the Institution and BioNumerik wish to continue their joint research program and collaboration on the discovery and development of novel therapeutic agents that modulate DNA methylation in cancer.

NOW, THEREFORE, the parties hereto agree as follows:

1. TERM OF RESEARCH PROGRAM. Subject to the provisions for termination hereinafter provided, the term of the research program to be conducted pursuant to this Agreement (the "Program") shall be for a period (the "Program Term") commencing November 19, 2001 and terminating at the close of business on November 19, 2006.

2. PRINCIPAL INVESTIGATORS. For as long as he remains at the Institution, Dr. Stephen Baylin shall direct and act as principal investigator for the Institution's portion of the Program. During the Program Term, Dr. Frederick H. Hausheer shall direct and act as principal investigator for the BioNumerik portion of the Program.

3. SCOPE OF THE PROGRAM.

      (a) Year One Program Objectives.

The overall Program will be aimed at the discovery and development of novel therapeutic agents that modulate DNA methylation in cancer and possibly have therapeutic benefit in other areas. The focus of the Program will be to synthesize, patent and test novel chemical entities which target cancer cells with altered DNA methylation. Dr. Baylin and Dr. Hausheer shall work together to develop and agree upon a definitive outline of the work to be conducted during the first year of the Program. Thereafter, the Program will be conducted pursuant to a definitive annual research plan to be agreed upon by the Institution and BioNumerik at least 30 days before the commencement of each future year of the Program.

It is intended that the Program research will include the following:

      i) BioNumerik will endeavor to identify and synthesize molecules, which may be patentable or unpatentable, for the purpose of identifying and meeting molecular requirements for drug modulation of DNA methylation events.

      ii) Dr. Baylin and the Institution will focus laboratory efforts and Dr. Baylin's personal expertise on the elucidation and clarification of key mechanism(s) for optimal therapeutic targeting in cancer cells which involve aberrant DNA methylation.

      iii) BioNumerik will work to develop and refine robust and detailed atomistic and chemical structural models and perform physics-based computer simulations that describe the biological, thermodynamic, structural and biochemical mechanisms that are the focus of the laboratory work of the Institution under the Program and to use these models and information in the design and synthesis of its new chemical entities as described above.

      iv) The Institution will conduct in vitro testing of the new compounds discovered and synthesized by BioNumerik for their ability to influence aberrant DNA methylation with a view to identifying the most potent and desirable potential therapeutic entity to advance to clinical trials in humans.

4. ADDITIONAL BIONUMERIK RESPONSIBILITIES.

      (a) The work to be conducted by the Institution under this Agreement will be funded out of the [**] amounts paid by BioNumerik to Institution pursuant to the Joint Collaboration, Licensing, and Clinical Trials Agreement, dated as of February 9, 2000, between BioNumerik and The Johns Hopkins University.

      (b) BioNumerik will also undertake sole responsibility for endeavoring to obtain patent protection (including payment of future patent filing fees) on new chemical entities which are developed under the Program and which are identified as either joint inventions or sole inventions of BioNumerik, in the United States and such other countries in the remainder of the world as BioNumerik may determine. The Institution will cooperate with BioNumerik in providing such information and assistance, and executing such documents and instruments, as may be requested by BioNumerik from time to time in connection with prosecution of patents relating to the joint Inventions (as hereinafter defined). The Institution will take responsibility for obtaining U.S. and international patent protection for all sole Institution inventions.

      (c) BioNumerik will be responsible for supporting the preclinical and clinical development of a new drug which is intended for possible human treatment in the focus area of the Program. As described in Section 9, the Institution will have a right of first offer to take the selected novel therapeutic entity into clinical trials.

5. PUBLICATION RIGHTS.

Dr. Baylin and the Institution shall have rights to publish the results of the collaborative research work conducted pursuant to the Program that are consistent with the rights normally associated with collaborative academic and industry research, subject, in all cases, to prepublication notice sent to BioNumerik at least 30 days in advance of publication submission and prepublication review by BioNumerik. No publication of any compounds, structures or other information which is Confidential Information (as defined below) of BioNumerik will be made by the Institution or


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Dr. Baylin without the prior written consent of BioNumerik (which consent will not be unreasonably withheld and in any event will not be withheld longer than 90 days after receipt of a manuscript of the proposed publication). Dr. Baylin, the Institution and BioNumerik further agree to delay publication for up to 90 days when requested by BioNumerik to permit patent applications to be filed or where otherwise requested by BioNumerik to protect business strategy or intellectual property rights. Authorship on any specific publication resulting from the Program will be determined jointly by Dr. Baylin and Dr. Hausheer.

6. CONFIDENTIALITY.

Each party to this Agreement (a "receiving party") who receives Confidential Information (as defined below) disclosed by the other party to this Agreement (a "disclosing party") shall not, during the term of this Agreement and for five
(5) years after termination of this Agreement, make use of or disclose, without the prior written consent of the disclosing party, Confidential Information disclosed by the disclosing party or any of its Affiliates. Each receiving party further agrees that it will return to each disclosing party all written materials in its possession embodying Confidential Information of such disclosing party. For purposes of this Agreement, "Confidential Information" includes intellectual property or other information obtained by a receiving party from a disclosing party and which is marked as confidential or which the disclosing party could reasonably be expected to desire be held in confidence, or the disclosure of which would likely be embarrassing, detrimental or disadvantageous to the disclosing party or its Affiliates. Confidential Information, however, shall not include information (a) which is, at the time in question, in the public domain through no wrongful act of the receiving party,
(b) which is later disclosed to a receiving party by one not under obligations of confidentiality to the disclosing party, or (c) which is required by court or governmental order, to be disclosed. Each of the Institution and Dr. Baylin recognizes and agrees that BioNumerik shall at all times during this Agreement and after termination of this Agreement retain ownership of its patents, copyrights, trade secrets and other proprietary information and neither Dr. Baylin nor the Institution shall have any right to use or disclose any such patents, copyrights, trade secrets or other proprietary information unless consented or agreed to in writing by BioNumerik. BioNumerik recognizes and agrees that the Institution shall at all times during this Agreement and after termination of this Agreement retain ownership of its patents, copyrights, trade secrets and other proprietary information and BioNumerik shall not have any right to use or disclose any such patents, copyrights, trade secrets or other proprietary information except as provided herein or in other written agreements with the Institution.

7. REPORTING AND RECORD KEEPING.

Written progress reports will be exchanged by the parties at least twice a year. Interim data will be provided, reviewed and jointly discussed by the parties in the interim. It is agreed that each party hereto and its authorized representative(s), and regulatory authorities to the extent required by law, may, during regular business hours, arrange in advance with the other party to:
(1) examine and inspect such other party's facilities required for performance of the Program; and (2) inspect and copy on a confidential basis all data and work products of such party relating to the Program. Each party shall prepare and maintain complete and accurate written records, accounts, reports and data of the research conducted by it under the Program.

8. INTELLECTUAL PROPERTY.

      (a) Inventions. For purposes of this Agreement, " Inventions" shall mean any invention, method or discovery, or improvements, whether patentable or not, conceived or reduced to practice during and as a part of the research performed pursuant to or in accordance with the Program (i) solely by Dr. Baylin and/or the Institution's staff or employees supervised by him, or (ii) jointly by such an individual or individuals with one or more employees of BioNumerik. All such Inventions developed solely by Dr. Baylin and/or the Institution's staff or employees supervised by him shall be owned by the Institution, subject to the licensing provisions set forth in this Section 8. All jointly developed Inventions shall be owned jointly by the Institution and BioNumerik, subject to the licensing provisions set forth in this Section 8. All inventions and discoveries arising out of the Program that are developed solely by BioNumerik shall be owned solely by BioNumerik.

      (b) Grant of License. The Institution will grant to BioNumerik an exclusive, world-wide, royalty bearing license, which license (the "License Agreement") will be in the form contained in Exhibit A hereto, for both sole and joint rights of the Institution with respect to Inventions (including the right to grant sublicenses). Such grant is subject to the retained right of the Institution to make, have made, provide and use for its and The Johns Hopkins Health System's non-profit internal research purposes Inventions. Should any federal grant money be used to develop Inventions, this grant shall also be subject to the rights retained by the United States Government under P.L. 96-517, as amended by P.L. 98-620. The Institution will sign any amendments to the License Agreement as may be necessary to add any Invention for inclusion in the License Agreement after the Institution and BioNumerik have agreed upon a royalty rate for the Invention, which royalty rate will be within the ranges contained in Exhibit A. If no amendments have been made to the attached License Agreement within (6) six months of the expiration of this Collaboration Agreement, the License Agreement will terminate.

The Institution agrees to give BioNumerik notice prior to using any federal grant money in connection with the Program. The Institution further agrees to use reasonable measures to protect trade secrets and other intellectual property rights that are covered by the Institution's retained right contained in this
Section 8(b).

9. RIGHT OF FIRST OFFER TO CONDUCT CLINICAL TRIALS.

      BioNumerik hereby grants the Institution a first right to negotiate to conduct evaluative clinical trials of drugs developed by BioNumerik under the Program (the "Trials"). The right granted under this Section 9 will expire [**] days after the Institution's receipt of a written notice identifying the drug developed by BioNumerik under the Program and containing an initial draft of the proposed commercial investigational new drug application ("IND") to be prepared and filed by BioNumerik with the Food and Drug Administration. In the event the Institution and BioNumerik are unable to agree upon the material terms of a clinical trials agreement within an additional thirty (30) day negotiation period, the Institution's right to conduct clinical trials as provided herein shall terminate with respect to that drug. In connection with any agreement entered into with respect to the Trials, BioNumerik agrees to reimburse the Institution's direct and indirect costs, provided, however, that the Institution agrees that total indirect costs for such trials shall not exceed [**] of total direct costs for off-campus based studies.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

10. NONCOMPETITION.

      The Institution represents to BioNumerik that Dr. Baylin is not and that he will not during the term of the Program conduct research with any party other than BioNumerik on compounds or technology that would be included within the area of the Program. Neither Dr. Baylin nor the Institution shall use any information, testing data or compound data relating to BioNumerik compounds in any other research sponsored by commercial entities unless consented to by BioNumerik in writing. In addition, the Institution recognizes and agrees that, except as expressly provided herein or in other written agreements between BioNumerik and the Institution, BioNumerik shall have no obligation to pay Dr. Baylin or the Institution royalties or any other payments with respect to sales or other revenues or proceeds received by BioNumerik.

11. PROGRAM DURATION / TERMINATION.

      The Program will have a term of five years commencing and ending as provided in Section 1 of this Agreement. Notwithstanding any other provision of this Agreement, either party hereto shall have the right at its option to terminate the Program at any time after year one of the Program by giving 90 days prior written notice to the other party. In the event of termination of the Program by BioNumerik or the Institution, all rights and duties arising under the Program and Sections 1, 2, 3 and 4 of this Agreement shall cease as of the date of such termination. All other provisions of this Agreement, including without limitation the rights and obligations under Section 8 hereof, shall survive and continue after any such termination in accordance with their terms.

12. CONSTRUCTION. Each party to this Agreement has had the opportunity to review this Agreement with its legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

13. ASSIGNMENT. This Agreement and the rights and obligations hereunder may not be assigned by either party without the prior consent of the other party; provided, however, that BioNumerik may assign this Agreement without consent to any entity which acquires all or substantially all of its assets or business, whether by merger or otherwise.

14. NOTICES. Any notice, consent or approval required under this Agreement shall be in writing sent by registered or certified airmail, postage prepaid, or by fax or telex (confirmed by such registered or certified mail) and addressed as follows:

If to the Institution: Michael B. Amey
                       Assistant Dean for Research Administration
                       The Johns Hopkins University School of Medicine
                       2024 E. Monument Street, Suite 2-100, Baltimore, MD 21287
with a copy to:        Stephen Baylin, M.D.
                       The Johns Hopkins Oncology Center
                       410 North Bond Street
                       Baltimore, MD 21231

If to BioNumerik:      Frederick H. Hausheer, M.D.
                       8122 Datapoint Drive, Suite 1250
                       San Antonio, TX 78229

      All notices shall be deemed to be effective three business days after the date of mailing. In case any party changes its address at which notice is to be received, written notice of such change shall be given without delay to the other party.

15. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding among the parties hereto as to the subject matter hereof and has priority over all documents, verbal consents or understandings made between the parties hereto before the conclusion of this Agreement with respect to the subject matter hereof. None of the terms of this Agreement shall be amended or modified except in writing signed by the parties hereto. In addition, that certain Joint Collaboration, Licensing and Clinical Trials Agreement, dated as of February 9, 2000, between the Institution and BioNumerik; and that certain Master Clinical Trial Research Agreement, dated as of April 3, 1995, between the Institution and BioNumerik shall continue in full force and effect in accordance with their terms.

16. WAIVERS. A waiver by any party of any term or condition of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof.

17. SEVERABILITY. Should any provision of this Agreement be held to be invalid, unenforceable, or against public policy, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, unenforceable or against public policy.

18. UNIVERSITY NAME. BioNumerik shall not use the name, likeness, or logo of the Johns Hopkins University; its Schools, Divisions, Departments, or Centers; The Johns Hopkins Hospital and Health System; or Johns Hopkins' faculty, employees, students, or trustees in any advertising, promotional, or sales material, whether oral or written, without the prior consent of the Institution or unless otherwise required by law, provided that BioNumerik may list the name of Institution and the existence of the Research Agreement and the License Agreement on BioNumerik's web site and in other general informational materials.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of November 19, 2001.

                               THE JOHNS HOPKINS UNIVERSITY

                               By:    /s/ MICHAEL B. AMEY
                                      ------------------------------------------
                                      Michael B. Amey
                               Title: Assistant Dean for Research Administration

                               BIONUMERIK PHARMACEUTICALS, INC.

                               By:    /s/ FREDERICK H. HAUSHEER
                                      ------------------------------------------
                                      Frederick H. Hausheer, M.D.
                                      Chief Executive Officer

READ AND UNDERSTOOD:

/s/ STEPHEN BAYLIN
-------------------------------
Stephen Baylin, M.D.

                                                                  EXHIBIT "A" TO
                                                         COLLABORATION AGREEMENT



                          EXCLUSIVE LICENSE AGREEMENT

                                     BETWEEN

                          THE JOHNS HOPKINS UNIVERSITY

                                        &

                        BIONUMERIK PHARMACEUTICALS, INC.

                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT (the "Agreement") is entered into by and between THE JOHNS HOPKINS UNIVERSITY, a Maryland corporation having an address at 111 Market Place, Suite 906, Baltimore, MD 21202 ("JHU") and BioNumerik Pharmaceuticals, Inc, a Texas corporation having an address of 8122 Datapoint Drive, Suite 1250, San Antonio, TX 78229 ("Company"), with respect to the following:

                                    RECITALS

      WHEREAS, as a center for research and education, JHU is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture, and distribute any such products or methods; and

      WHEREAS, a course of research to discover and develop therapeutic agents that modulate DNA methylation in cancer, funded at least in part by Company, has been and will be conducted by Dr. Stephen Baylin and/or JHU's staff or employees supervised by Dr. Baylin (hereinafter "JHU Inventors") in collaboration with Company; and

      WHEREAS, JHU will acquire, through assignment of rights, title and interest, with the exception of certain retained rights by the United States government, an interest in any Inventions made by JHU Inventors during such course of research; and

      WHEREAS, Company may desire to commercially develop, manufacture, use and distribute such Inventions throughout the world;

      NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      All references to particular Exhibits and Articles shall mean the Exhibits to, and Articles of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits hereto, the following words and phrases shall have the following meanings:

      1.1 "AFFILIATED COMPANY" as used herein in either singular or plural shall mean any corporation, company, partnership, joint venture or other entity, which controls, is controlled by or is under common control with Company. For purposes of this Paragraph 1.1, control shall mean the direct or indirect ownership of a majority of the voting shares or the direct or indirect entitlement to appoint a majority of the directors of the other entity.

      1.2 "BIOLOGICAL MATERIAL" shall mean materials in JHU's possession that have been developed solely or jointly by JHU Inventors of PATENT RIGHTS and are listed in Exhibit C, as amended from time to time by the parties hereto and any functional equivalents, portions, progeny, derivatives or modifications thereof made by Company.

      1.3 "EFFECTIVE DATE" of this License Agreement shall mean the date that Company provides written Notice of its intent to add an invention made under the RESEARCH AGREEMENT to this License Agreement by first Amendment to this Agreement (Exhibit D). This Notice must be given in duplicate to The Johns Hopkins School of Medicine (JHUSOM) Office of Technology Licensing (OTL) and the JHUSOM Office of Research Administration (ORA). This Notice will be binding.

      1.4 "EXCLUSIVE LICENSE" shall mean a grant by JHU to Company of its entire right and interest in the PATENT RIGHTS subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and subject to the retained right of JHU to make, have made, provide and use for its and The Johns Hopkins Health Systems' non-profit internal research purposes LICENSED PRODUCT and LICENSED SERVICE, including the ability, following notice to Company, to distribute any biological material for nonprofit academic research use to non-commercial entities as is customary in the scientific community.

      1.5 "INVENTIONS" shall mean "Inventions" as defined in the RESEARCH AGREEMENT.

      1.6 "LICENSED FIELD" shall mean all fields of potential medical and non-medical uses for the inventions.

      1.7 "LICENSED PRODUCT" as used herein in either singular or plural shall mean any material, composition, drug, or other product, or any process or method, the manufacture, use or sale of which would constitute, but for the license granted to Company pursuant to this Agreement, an infringement of a claim of PATENT RIGHTS (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe) or is, incorporates or uses a BIOLOGICAL MATERIAL in its manufacture.

      1.8 "LICENSED SERVICE" as used herein in either singular or plural shall mean the performance on behalf of a third party of any method or the manufacture of any product or the use of any product or composition which would constitute, but for the license granted to Company pursuant to this Agreement, an infringement of a claim of the PATENT RIGHTS, (infringement shall include, but not be limited to, direct, contributory or inducement to infringe); or incorporates or uses a BIOLOGICAL MATERIAL.

      1.9 "NET SALES" shall mean gross sales revenues and fees billed by Company or AFFILIATED COMPANY from the sale of LICENSED PRODUCT less trade discounts allowed, refunds, rebates, returns and recalls, transportation charges, duties and taxes (including sales taxes). In the event that Company or AFFILIATED COMPANY sells a LICENSED PRODUCT in combination with other ingredients or substances or as part of a kit, the NET SALES for purposes of royalty payments shall be based on the sales revenues and fees received from the entire combination or kit.

      1.10 "NET SERVICE REVENUES" shall mean gross service revenues and fees billed by Company or AFFILIATED COMPANY for the performance of LICENSED SERVICE less sales and/or use taxes imposed upon and with specific reference to the LICENSED SERVICE. In the event that Company or AFFILIATED COMPANY sells a LICENSED SERVICE in combination with other services or substances or as part of a kit, the NET SERVICE

REVENUES for purposes of royalty payments shall be based on the sales revenues and fees received from the entire combination.

      1.11 "PATENT RIGHTS" shall mean patents and patent applications listed on Exhibit D hereto, as amended from time to time by mutual consent of the parties hereto, and all continuations, divisions, and reissues based thereof, and any corresponding foreign patent applications, and any patents or other equivalent foreign PATENT RIGHTS issuing, granted or registered thereon. It is understood that inventions and discoveries arising out of the Program (as defined in the Research Agreement) that are developed solely by BioNumerik shall be owned solely by BioNumerik and are not included in Patent Rights.

      1.12 "RESEARCH AGREEMENT" shall mean the Collaboration Agreement entitled "COLLABORATION AGREEMENT between The Johns Hopkins University and BioNumerik Pharmaceuticals, Inc" JHU Office of Research Administration tracking number _________, dated as of November 19, 2001.

      1.13 "SIGNATURE DATE" shall mean the date the last party to this License Agreement has executed this License Agreement.

      1.14 "SUBLICENSEE" as used herein in either singular or plural shall mean any person or entity other than an AFFILIATED COMPANY to which Company has granted a sublicense under this Agreement.

                                   ARTICLE II
                                  LICENSE GRANT

      2.1 GRANT. Subject to the terms and conditions of this Agreement, JHU hereby grants to Company an EXCLUSIVE LICENSE to make, have made, use, and sell the LICENSED PRODUCT and to provide the LICENSED SERVICE in the United States and worldwide under the PATENT RIGHTS in the LICENSED FIELD. Subject to the terms and conditions of this Agreement, JHU additionally grants COMPANY the right to make, use and sell BIOLOGICAL MATERIAL in the LICENSED FIELD.

      2.2 SUBLICENSE. Company may sublicense others under this Agreement, subject to JHU's approval, and shall provide a copy of each such sublicense agreement to JHU promptly after it is executed. Each sublicense shall be consistent with the terms of this Agreement. JHU will approve any sublicense following notice from Company of the sublicense terms, provided that JHU will not be obligated to approve an extremely unreasonable sublicense.

                                   ARTICLE III
                           FEES, ROYALTIES, & PAYMENTS

      3.1 INITIAL LICENSE PROCESSING FEE. Company shall pay to JHUSOM Office of Technology Licensing within (30) days of the SIGNATURE DATE an Initial License Processing Fee as set forth in Exhibit A. JHU will not submit an invoice for this Initial License Processing Fee, which is nonrefundable and shall not be credited against royalties or other fees, including, but not limited to, the License Fee of Paragraph 3.2.

      3.2 LICENSE FEE. Company shall pay to JHU within thirty (30) days of the EFFECTIVE DATE of this Agreement a license fee as set forth in Exhibit A. JHU will not submit an invoice for the license fee, which is nonrefundable and shall not be credited against royalties or other fees.

      3.3 MINIMUM ANNUAL ROYALTIES. Beginning with the calendar year commencing on January 1st immediately following the first commercial sale of LICENSED PRODUCT or LICENSED SERVICE, Company shall pay to JHU minimum annual royalties as set forth in Exhibit A. Each such payment shall be due within forty-five (45) days after the end of such year.

      3.4 ROYALTIES. Company shall pay to JHU a running royalty within the range set forth set forth in Exhibit A, as acceptable to both JHU and Company, for each LICENSED PRODUCT sold, and for each LICENSED SERVICE provided, by Company or AFFILIATED COMPANIES, based on NET SALES and NET SERVICE REVENUES for the term of this Agreement. Such payments shall be made quarterly.

      In order to insure JHU the full royalty payments contemplated hereunder, Company agrees that in the event any LICENSED PRODUCT shall be sold to an AFFILIATED COMPANY or SUBLICENSEE or to a corporation, firm or association with which Company shall have any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) the royalties to be paid hereunder for such LICENSED PRODUCT shall be based upon the greater of: 1) the [**] at which the purchaser of LICENSED PRODUCT resells such product to the end user, 2) the [**] received from using the LICENSED PRODUCT in providing a service, 3) the [**] of the Licensed Product, or 4) the [**] of LICENSED PRODUCT paid by the purchaser.

      3.5 SUBLICENSE CONSIDERATION. Company shall pay to JHU a percentage of consideration received from sublicensees under this Agreement as set forth in Exhibit A. Such consideration shall include consideration of any kind received by the Company or AFFILIATED COMPANIES from a SUBLICENSEE, such as upfront fees, royalties or milestone fees and including any premium paid by the SUBLICENSEE over Fair Market Value for stock of the Company or an Affiliated Company in consideration for such sublicense. However, not included in such sublicense consideration are amounts paid to the Company or an AFFILIATED COMPANY by the SUBLICENSEE for product development, research work, clinical studies and regulatory approvals performed by or for the Company or AFFILIATED COMPANIES, or third parties on their behalf pursuant to a specific agreement including a performance plan and commensurate budget. The term "Fair Market Value" shall mean the average price that the stock in question is publicly trading at for twenty (20) days prior to the announcement of its purchase by the SUBLICENSEE or if the stock is not publicly traded, the value of such stock as determined by the most recent private financing through a financial investor (an entity whose sole interest in the Company or AFFILIATED COMPANY is financial) of the Company or AFFILIATED COMPANY that issued the shares.

      3.6 REIMBURSEMENT. Patent protection regarding Inventions will be obtained as provided in Section 4(b) of the Research Agreement. Company will reimburse JHU, within thirty (30) days of the receipt of an invoice from JHU, for all cost associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS relating to sole JHU Inventions


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

incurred by JHU on or before the EFFECTIVE DATE of this Agreement. In accordance with Paragraph 4.1 below, Company will reimburse JHU, within thirty (30) days of the receipt of an invoice from JHU, for all cost associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS relating to sole JHU Inventions incurred by JHU subsequent to the EFFECTIVE DATE of this Agreement.

      3.7 FORM OF PAYMENT. All payments under this Agreement shall be made in U.S. Dollars. Checks are to be made payable to "The Johns Hopkins University". Wire transfers may be made through:

          The Johns Hopkins University
          AllFirst Bank
          25 S. Charles Street
          Baltimore, Maryland 21203

          Transit/Routing/ABA number: 052000113
          Account Number: 09000522
          Reference: JHU SOM Office of Technology Licensing
          (BioNumerik, Baylin Sponsored Research Agreement)
          Attn: Doreen Ferrington

      Company shall be responsible for any and all costs associated with wire transfers.

      3.8 LATE PAYMENTS. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the tenth day following the due date thereof, calculated at the annual rate of the sum of (a) [**] plus
(b) the prime interest rate quoted by The Wall Street Journal on the date said payment is due, the interest being compounded on the last day of each calendar quarter, provided however, that in no event shall said annual interest rate exceed the maximum legal interest rate for corporations. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of JHU to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment including, but not limited to termination of this Agreement as set forth in Paragraph 9.2.

                                   ARTICLE IV
                 PATENT PROSECUTION, MAINTENANCE, & INFRINGEMENT

      4.1 PROSECUTION & MAINTENANCE. JHU, at Company's reasonable expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS that relate to sole JHU Inventions upon authorization of Company and Company shall be licensed thereunder. Title to all such patents and patent applications relating to sole JHU Inventions shall reside in JHU. JHU shall have full and complete control over all patent matters relating to sole JHU Inventions in connection therewith under the PATENT RIGHTS, provided however, that JHU will consider and incorporate reasonable comments received from Company and will provide Company with copies of any proposed filings, patent correspondence or potential change in status a reasonable time before any action is to be taken in order to allow Company an opportunity to comment. Company will provide payment authorization to JHU at least one (1) month before an action is due, provided that Company has received timely notice of such action from JHU. Failure to provide authorization can be considered by JHU as a Company decision not to authorize an action. In any country where Company elects not to have

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

a patent application filed or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent relating to sole or joint JHU Inventions, JHU may file, prosecute, and/or maintain the patent application or patent at its own expense and for its own exclusive benefit in such country and Company thereafter shall not be licensed under such patent or patent application with respect to such country.

      4.2 NOTIFICATION. Each party will notify the other promptly in writing when any infringement by another is discovered or suspected.

      4.3 INFRINGEMENT. Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep JHU informed as to the status thereof. Company may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 4.4. This right to sue for infringement shall not be used in an arbitrary or capricious manner. JHU shall reasonably cooperate in any such litigation at Company's expense.

      If Company elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify JHU in writing within ninety (90) days of receiving notice that an infringement exists, and JHU may, in its sole judgment and at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

      4.4 RECOVERY. Any recovery by Company under Paragraph 4.3 shall be deemed to reflect loss of commercial sales, and Company shall pay to JHU [**] of the recovery, after all reasonable costs and expenses associated with each suit or settlement have been subtracted. If the cost and expenses exceed the recovery, then [**] of the excess shall be credited against royalties payable by Company to JHU hereunder in connection with sales in the country of such legal proceedings, provided, however, that any such credit under this Paragraph shall not exceed [**] of the royalties otherwise payable to JHU with regard to sales in the country of such action in any one calendar year, with any excess credit being carried forward to future calendar years.

                                    ARTICLE V
                           OBLIGATIONS OF THE PARTIES

      5.1 REPORTS. Company shall provide to JHU within thirty (30) days of the end of each March, June, September and December after the EFFECTIVE DATE of this Agreement, a written report to JHU of the amount of LICENSED PRODUCT sold, and LICENSED SERVICE sold, the total NET SALES and NET SERVICE REVENUES of such LICENSED PRODUCT and LICENSED SERVICE, and the running royalties due to JHU as a result of NET SALES and NET SERVICE REVENUES by Company, AFFILIATED COMPANIES and SUBLICENSEE thereof. Payment of any such royalties due shall accompany such report. The report of sales and royalties due shall be substantially in the format of the sales and royalty report form given in Exhibit B. Until Company, an AFFILIATED COMPANY or a SUBLICENSEE has achieved a first commercial sale of a LICENSED PRODUCT and received FDA market approval, a report shall be submitted at the end of every June and December after the EFFECTIVE DATE of this

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Agreement and will include a written report describing Company's, AFFILIATED COMPANIES or any SUBLICENSEE's technical efforts towards meeting its obligations under the terms of this Agreement.

      5.2 RECORDS. Company shall make and retain, for a period of three (3) years following the period of each report required by Paragraph 5.1, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 5.1. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. Company shall permit, on a confidential basis, the inspection and copying of such records, files and books of account by JHU or its agents during regular business hours upon ten (10) business days' written notice to Company. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by JHU, provided that if any such inspection shall reveal that an error has been made in the amount equal to five percent (5%) or more of such payment, such costs shall be borne by Company. Company shall include in any agreement with its AFFILIATED COMPANIES or its SUBLICENSEE which permits such party to make, use or sell the LICENSED PRODUCT or provide LICENSED SERVICE, a provision requiring such party to retain records of sales of LICENSED PRODUCT and records of LICENSED SERVICE and other information as required in Paragraph 5.1 and permit JHU to inspect such records as required by this Paragraph.

      5.3 REASONABLE EFFORTS. Within six months of each amendment of this License Agreement to include JHU inventions or discoveries made under the RESEARCH AGREEMENT, Company shall submit a Development Plan, reasonably satisfactory to JHU, which outlines Company's intent and ability to develop and commercialize the JHU inventions or discoveries. Company shall exercise reasonable efforts, consistent with the Development Plan provided, as might be amended from time to time, to develop and to introduce the LICENSED PRODUCT and LICENSED SERVICE into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgement; thereafter, until the expiration of the Agreement, Company shall endeavor to keep LICENSED PRODUCT and LICENSED SERVICE reasonably available to the public. Company shall also exercise commercially reasonable efforts to develop other LICENSED PRODUCT suitable for different indications, so that the PATENT RIGHTS can be commercialized as broadly and as speedily as good scientific and business judgement would deem practical.

      5.4 OTHER PRODUCTS. After clinical or other evidence, provided in writing by JHU or by another party, to Company, demonstrating the practicality of a particular market which is not being developed or commercialized by Company, Company shall either provide JHU with a reasonable development plan and start development or attempt to reasonably sublicense the particular technology to a third party. If within twelve (12) months of such notification by JHU, Company has not initiated such development efforts or sublicensed that particular market, JHU may terminate this license for such particular therapeutic market. This Paragraph shall not be applicable if Company reasonably demonstrates to JHU that commercializing such LICENSED PRODUCT or LICENSED SERVICE or granting such a sublicense in said market would have a potentially adverse commercial effect upon marketing or sales of the LICENSED PRODUCT developed and being sold by Company.

      5.5 PATENT ACKNOWLEDGEMENT. Company agrees that all packaging containing individual LICENSED PRODUCT sold by Company, AFFILIATED COMPANIES and SUBLICENSEE of Company will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws.

      5.6 JHU, through its JHU Inventor(s), shall within thirty days of the EFFECTIVE DATE ship Deliverables by overnight courier service to arrive at COMPANY on a business day.

          Deliverables shall be sent to:
             BioNumerik Pharmaceuticals, Inc.
             8122 Datapoint Drive, Suite 400
             San Antonio, TX  78229
             Attention:  Receiving Department

      Company shall provide notice to JHU School of Medicine's Office of Technology Licensing of receipt of Deliverables by FAX upon receipt.

                                   ARTICLE VI
                                 REPRESENTATIONS

      6.1 REPRESENTATIONS BY JHU. JHU warrants that it has good and marketable title to its interest in the inventions claimed under PATENT RIGHTS and BIOLOGICAL MATERIAL with the exception of certain retained rights of the United States government. JHU does not warrant the validity of any patents or that practice under such patents or use of a BIOLOGICAL MATERIAL shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 6.1, COMPANY, AFFILIATED COMPANIES AND SUBLICENSEE AGREE THAT THE PATENT RIGHTS AND BIOLOGICAL MATERIAL ARE PROVIDED "AS IS", AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT AND LICENSED SERVICE INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT AND SERVICE LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT AND SERVICE LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANIES AND SUBLICENSEE ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND SERVICE MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEE AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

      6.2 RIGHT TO GRANT LICENSE. JHU represents that it has the right to grant a license to Company in accordance with the terms and conditions of this Agreement.

                                   ARTICLE VII
                                 INDEMNIFICATION

      7.1 INDEMNIFICATION. JHU and the Inventors of LICENSED PRODUCT and LICENSED SERVICE will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or its AFFILIATED COMPANIES or its SUBLICENSEE or those operating for its account or third parties who purchase LICENSED PRODUCT or LICENSED SERVICE from any of the foregoing entities, practice the inventions of LICENSED PRODUCT and LICENSED SERVICE. Company shall defend and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, Inventors of PATENT RIGHTS and BIOLOGICAL MATERIAL, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions or use of patent rights by any of the foregoing entities, whether or not JHU or said Inventors, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the inventions covered by LICENSED PRODUCT and LICENSED SERVICE, by an AFFILIATED COMPANY or an agent or a SUBLICENSEE or a third party on behalf of or for the account of Company or by a third party who purchases LICENSED PRODUCT and LICENSED SERVICE from Company, shall be considered Company's practice of said inventions for purposes of this Paragraph. The obligation of Company to defend and indemnify as set out in this Paragraph shall survive the termination of this Agreement.

                                  ARTICLE VIII
                                 CONFIDENTIALITY

      8.1 CONFIDENTIALITY. If necessary, the parties will exchange information, which they consider to be confidential. The recipient of such information agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to the recipient, and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed to anyone except employees of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain confidential the proprietary information of the recipient and such employees shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly.

      The obligations of this Paragraph shall also apply to AFFILIATED COMPANIES and/or SUBLICENSEE provided such information by Company. JHU's, Company's, AFFILIATED COMPANIES, and SUBLICENSEES' obligations under this Paragraph shall extend until three (3) years after the termination of this Agreement.

      8.2 EXCEPTIONS. The recipient's obligations under Paragraph 8.1 shall not extend to any part of the information:

            a. that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

            b. that can be demonstrated, from written records, to have been in the recipient's possession and not subject to an existing obligation of secrecy to the disclosing party, or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or

            c. that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient; or

            d. that is demonstrated from written records to have been independently developed by or for the receiving party without reference to or use of confidential information disclosed by the disclosing party.

            e. that is required to be disclosed by law, government regulation or court order.

      8.3 RIGHT TO PUBLISH. JHU may publish manuscripts, abstracts or the like in the manner described in Section 5 of the RESEARCH AGREEMENT.

                                   ARTICLE IX
                               TERM & TERMINATION

      9.1 TERM. The term of this Agreement shall commence on the EFFECTIVE DATE and shall continue, in each country, until the date of expiration of the last to expire patent included within PATENT RIGHTS in that country, but in any event, for a term of at least twenty (20) years after the EFFECTIVE DATE of this Agreement in each particular country. The right to amend this Agreement expires six (6) months after the termination of the RESEARCH AGREEMENT.

      9.2 TERMINATION BY EITHER PARTY. This Agreement may be terminated by either party, in the event that the other party (a) files or has filed against it a petition under the Bankruptcy Act, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets, or otherwise takes advantage of any statute or law designed for relief of debtors or (b) fails to perform or otherwise breaches any of its material obligations hereunder, if, following the giving of notice by the terminating party of its intent to terminate and stating the grounds therefor, the party receiving such notice shall not have cured the failure or breach within thirty
(30) days. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the party giving notice of breach may have as a consequence of such failure or breach.

      9.3 TERMINATION BY COMPANY. Company may terminate this Agreement and the license granted herein, including any amendments, for any reason, upon giving JHU ninety (90) days written notice, provided the RESEARCH AGREEMENT is terminated concurrently.

      9.4 OBLIGATIONS AND DUTIES UPON TERMINATION. If this Agreement is terminated, both parties shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this Agreement. Upon termination, both parties shall cease any further use of all confidential information disclosed to them as a receiving party by the other party. Termination of this Agreement, for whatever reason, shall not affect the obligation of either party to make any payments for which it is liable prior to or upon such termination. Termination shall not affect JHU's right to recover unpaid royalties or fees or reimbursement for patent expenses incurred pursuant to Paragraph 4.1 prior to termination. Upon termination Company shall submit a final royalty report to JHU and any royalty payments and unreimbursed patent expenses due JHU shall become immediately payable, and all BIOLOGICAL MATERIAL that is the property of JHU shall be returned to JHU Inventors or destroyed. Furthermore, upon termination of this Agreement, all rights in and to the licensed technology originally held by JHU and licensed by JHU to Company hereunder, including PATENT RIGHTS and BIOLOGICAL MATERIAL, shall revert immediately to JHU at no cost to JHU. All inventions and discoveries arising out of the Program (as defined in the RESEARCH AGREEMENT) that are solely or jointly owned by Company shall continue to be solely or jointly owned by Company and shall not be affected by any such reversion. Upon termination of this Agreement, any SUBLICENSEE shall become a direct licensee of JHU and shall retain any sublicense previously granted to it, provided such SUBLICENSEE complies with the provisions of this Agreement assumed by such SUBLICENSEE. Company shall provide written notice of such to each SUBLICENSEE with a copy of such notice provided to JHU.

                                    ARTICLE X
                                  MISCELLANEOUS

      10.1 USE OF NAME. Company shall not use the name of The Johns Hopkins University or The Johns Hopkins Health System or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of JHU Inventors of PATENT RIGHTS in any advertising, promotional, sales literature or fundraising documents without prior written consent from an officer of JHU. Company shall allow at least seven (7) business days notice of any proposed public disclosure for JHU's review and comment or to provide written consent.

      10.2 NO PARTNERSHIP. Nothing in this Agreement shall be construed to create any agency, employment, partnership, joint venture or similar relationship between the parties other than that of a licensor/licensee. Neither party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other.

      10.3 NOTICE OF CLAIM. Each party shall give the other or its representative immediately notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement.

      10.4 PRODUCT LIABILITY. Prior to initial human testing or first commercial sale of any LICENSED PRODUCT or LICENSED SERVICE as the case may be in any particular country, Company shall establish and maintain, in each country in which Company, an AFFILIATED COMPANY or SUBLICENSEE shall test or sell LICENSED PRODUCT and LICENSED SERVICE, product liability or other appropriate insurance coverage appropriate to the risks involved in marketing LICENSED PRODUCT and LICENSED SERVICE and will annually present evidence to JHU that such coverage is being maintained. Upon JHU's request, Company will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained. JHU shall be listed as an additional insured in Company's said insurance policies. If such Product Liability insurance is underwritten on a `claims made' basis, Company agrees that any change in underwriters during the term of this Agreement will require the purchase of `prior acts' coverage to ensure that coverage will be continuous throughout the term of this Agreement.

      10.5 NOTICE. All notices or communication required or permitted to be given by either party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail or sent by overnight courier, such as Federal Express, to the other party at its respective address set forth below or to such other address as one party shall give notice of to the other from time to time hereunder. Mailed notices shall be deemed to be received on the third business day following the date of mailing. Notices sent by overnight courier shall be deemed received the following business day.

      If to Company:           Attn: Chief Executive Officer
                               BioNumerik Pharmaceuticals, Inc.
                               8122 Datapoint Drive, Suite 1250
                               San Antonio, TX  78229

      If to JHU:               Office of Technology Licensing
                               The Johns Hopkins University
                               School of Medicine
                               111 Market Place, Suite 906
                               Baltimore, MD 21202
                               Attn:  Director

      10.6 COMPLIANCE WITH ALL LAWS. In all activities undertaken pursuant to this Agreement, both JHU and Company covenant and agree that each will in all material respects comply with such Federal, state and local laws and statutes, as may be in effect at the time of performance and all valid rules, regulations and orders thereof regulating such activities.

      10.7 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or obligations created herein, except for the right to receive any remuneration hereunder, may be assigned by either party, in whole or in part, without the prior written consent of the other party, except that either party shall be free to assign this Agreement in connection with any sale of substantially all of its business or assets, without the consent of the other. Prompt notice of any such assignment will be given to JHU. In addition, Company may sublicense others under this Agreement as provided in Paragraph 2.2. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties hereto.

      10.8 NO WAIVERS; SEVERABILITY. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement, and no waiver shall be effective unless made in writing. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal or unenforceable, the parties shall negotiate in good faith for a substitute term or provision which carries out the original intent of the parties as closely as possible.

      10.9 ENTIRE AGREEMENT; AMENDMENT. Company and JHU acknowledge that they have read this entire Agreement and that this Agreement, including the attached Exhibits (together with the Research Agreement) constitutes the entire understanding and contract between the parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which communications are merged herein. It is expressly understood and agreed that (i) there being no expectations to the contrary between the parties hereto, no usage of trade, verbal agreement or another regular practice or method dealing within any industry or between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement; and (ii) this Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

      10.10 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto, shall impair any such right, power or remedy to such party nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

      10.11 FORCE MAJEURE. If either party fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), revolution, or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the parties to resume performance under this Agreement.

      10.12 FURTHER ASSURANCES. Each party shall, at any time, and from to time, prior to or after the EFFECTIVE DATE of this Agreement, at reasonable request of the other party, execute and deliver to the other such instruments and documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

      10.13 SURVIVAL. All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the termination hereof, or are prospective in nature, shall survive such termination, as the case may be. This shall include Articles VI, VII, VIII, IX, and X.

      10.14 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns and sublicensees, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

      10.16 HEADINGS. Article headings are for convenient reference and not a part of this Agreement. All Exhibits are incorporated herein by this reference.

      10.17 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

      IN WITNESS WHEREOF, this Agreement shall take effect as of the EFFECTIVE DATE when it has been executed below by the duly authorized representatives of the parties.

THE JOHNS HOPKINS UNIVERSITY

By: /s/ WILLIAM P. TEW                                            April 30, 2002
    --------------------------------------------
    Title: William P. Tew, Ph.D.,                                         (Date)
           Assistant Dean and Executive Director
           Licensing and Business Development
           School of Medicine

COMPANY
BioNumerik Pharmaceuticals, Inc.

By: /s/ FREDERICK H. HAUSHEER                                     April 22, 2202
    --------------------------------------------
    Frederick H. Hausheer, M.D.                                           (Date)
    Chairman & Chief Executive Officer

EXHIBIT A.  LICENSE FEE & ROYALTIES.

EXHIBIT B.  SALES & ROYALTY REPORT FORM.

EXHIBIT C.  BIOLOGICAL MATERIAL

EXHIBIT D.  COMPANY RIGHTS TO PATENTS and PATENT/PROVISIONAL APPLICATIONS

                                    EXHIBIT A

                             LICENSE FEE & ROYALTIES

1. INITIAL LICENSE PROCESSING FEE: The initial license processing fee due under Paragraph 3.1 of the License Agreement is [**].

2. LICENSE FEE: The license fee due under Paragraph 3.2 of the License Agreement is [**].

3. MINIMUM ANNUAL ROYALTIES: The minimum annual royalties pursuant to Paragraph
3.3 of the License Agreement are [**] and shall be credited against running royalties due in that year. If royalties paid to JHU pursuant to Paragraph 3.4 of the License Agreement do not equal or exceed [**] in any applicable calendar year, Company shall pay the difference to JHU within the 45 day time period after the end of such year. In the event Company fails to pay JHU the minimum annual royalty as required for a year, the license granted hereunder shall become a nonexclusive license so long as Company pays JHU a minimum annual royalty of [**] in that calendar year and thereafter.

3. ROYALTIES: The running royalty rate payable under Paragraph 3.4 will be in the range set forth as follows:

      (A) [**] of NET SALES and NET SERVICE REVENUES;

      (B) [**] of NET SALES and NET SERVICE REVENUES [**]; and

      (C) [**] of NET SALES and NET SERVICE REVENUES [**].

The royalty rate for each INVENTION shall be within the ranges set forth above and shall be agreed upon in good faith by JHU and Company prior to the INVENTION being added to EXHIBIT D. Only one royalty shall be paid on a product or service that is covered by multiple patents or patent applications included in PATENT RIGHTS.

In the event that (i) the patent covering a LICENSED PRODUCT or LICENSED SERVICE has expired or been declared invalid or unenforceable during the term of this Agreement and any generic form of Licensed Product or Licensed Service enters the marketplace or (ii) all of the patents listed in Exhibit D have expired or been declared invalid or unenforceable within the term of this License Agreement, the parties shall consider a reasonable reduction in royalty rates for the rest of the term.

4. SUBLICENSE CONSIDERATION: The percent sublicensee consideration payable under Paragraph 3.5 will be as follows:

All sublicensee payments (including those described in Paragraph 3.5 as consideration subject to a percentage payment to JHU but excluding those described in Paragraph 3.5 as not included in sublicensee consideration) will be included in NET SALES and a royalty will be paid thereon as provided in Section 3 above in the year in which such sublicensee payment is made.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT B

                        QUARTERLY SALES & ROYALTY REPORT

                    FOR LICENSE AGREEMENT BETWEEN COMPANY AND

                       THE JOHNS HOPKINS UNIVERSITY DATED

                          [EFFECTIVE DATE OF AGREEMENT]

                 FOR PERIOD OF ______________ TO ______________

                TOTAL ROYALTIES DUE FOR THIS PERIOD $___________

                              TOTAL NET
PRODUCT        *JHU         SALES/SERVICES        ROYALTY      AMOUNT
  NAME      REFERENCE    (AS PER DEFINITIONS)      RATE         DUE
---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

      * Please provide the JHU Disclosure Number or Patent Reference

      This report format is to be used to report quarterly royalty statements to JHU. It should be placed on Company letterhead and accompany any royalty payments due for the reporting period. This report shall be submitted even if no sales are reported.

                                    EXHIBIT C

                     BIOLOGICAL MATERIAL (SEE PARAGRAPH 1.2)

The following shall be provided to COMPANY under Paragraph 5.6. The amount(s) specified have been agreed to by JHU and COMPANY as sufficient to allow COMPANY to propagate the material(s), and JHU is under no obligation to provide additional Deliverables. This Exhibit may be amended from time to time by mutual agreement of JHU and COMPANY to incorporate newly discovered or made BIOLOGICAL MATERIAL.

                                   EXHIBIT D.

                                  PATENT RIGHTS